UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On March 14, 2014, Walker & Dunlop, Inc. issued a press release announcing it had entered into an agreement (which we refer to as the Stock Purchase Agreement) to repurchase all of the shares of Walker & Dunlop, Inc. Common Stock owned by Column Guaranteed LLC, an affiliate of Credit Suisse Securities (USA) LLC, at a purchase price of $14.50 per share. The repurchase of the 2,450,451 shares of Walker & Dunlop, Inc. Common Stock is expected to be completed on March 17, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: March 14, 2014	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated March 14, 2014, by and among the Registrant and Column Guaranteed LLC

99.1	Press Release, issued by the Registrant on March 14, 2014, regarding repurchase of shares from Column Guaranteed LLC